                               [WILLIAM FRY LOGO]

                                   WILLIAM FRY
                                  TAX ADVISERS

Our Ref       018415.0010.TTA                              19 December 2005

Scottish Re Group Limited
P0 Box HM2939
Crown House
Third Floor
4 Par-la-Ville Road
Hamilton
HM12
Bermuda

CONSENT

Dear Sirs

We hereby consent to the filing with the Commission of this consent as an exhibit to this Current Report on Form 8-K and to the use of our name in the
Final Prospectus Supplement under the caption "Certain Tax Considerations --
Taxation of Scottish Re and its Subsidiaries -- Ireland". In giving such consent we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

Yours sincerely

/s/ Martin Phelan

Martin Phelan
William Fry Tax Advisers Limited

Direct Dial: +353 -1- 639 5139
E-Mail: martin.phelan@williamfry.ie

                Fitzwilton House, Wilton Place, Dublin 2, Ireland

                    T: +353-1-639 5000     F: +353-1-639 5333
                 E: info@williamfry.ie     W: www.williamfry.ie

William Fry Tax Advisers Limited, a company incorporated with limited liability.
                            Registered number 315255

                   A list of directors appears on the reverse
                  IN ASSOCIATION WITH TUGHANS, NORTHERN IRELAND